Exhibit 99.1

July 25, 2017	Media Contact:	Dan Turner
WILMINGTON, Del.		302-996-8372
daniel.a.turner@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports Second-Quarter and First-Half Results

Volume Gains Drove 5-Percent Sales Growth

Segment Operating Margin Expansion Continued

Merger of Equals with Dow Expected to Close in August

Second-Quarter Highlights

•	GAAP[1] earnings per share decreased 16 percent to $0.97 from $1.16 in prior year. Operating earnings[2] per share increased 11 percent to $1.38 from $1.24 in prior year.

•
Sales of $7.4 billion increased 5 percent on a 6-percent benefit from volume partially offset by a 1-percent decline in local price. Volume grew in all reportable segments, primarily led by Agriculture, Electronics & Communications and Protection Solutions.

•	Segment operating margins expanded by about 80 basis points, led by improvements in Electronics & Communications, Industrial Biosciences and Agriculture.

First-Half Highlights

•	GAAP[1] earnings per share decreased 2 percent to $2.50 from $2.55 in prior year. Operating earnings[2] per share increased 21 percent to $3.02 from $2.50 in prior year.

•	Sales of $15.2 billion increased 5 percent driven by volume growth. Sales grew in most segments, led by Agriculture, Performance Materials and Electronics & Communications.

•
Agriculture sales increased 5 percent on a 5-percent benefit from volume and a 1-percent benefit from local price, partially offset by a 1-percent negative impact from portfolio. Volume growth was driven by a benefit from the timing of seed deliveries, including the route-to-market change in the southern U.S., increased insecticide and fungicide sales, higher soybean sales in North America, and increased sunflower and corn seed sales in Europe. This growth was partially offset by the expected decline in corn volume related to reduced corn area in North America.

•
Total company gross margin expanded by 45 basis points. Segment operating margins expanded by about 170 basis points, led by improvements in Electronics & Communications, Performance Materials and Agriculture.

•	Free cash flow[3] improved by about $200 million, excluding about $2.8 billion of increased pension contributions.

1 Generally Accepted Accounting Principles (GAAP)
2 See schedules A, C, and D for definitions and reconciliations of non-GAAP measures.
3 Free cash flow is defined as cash used for operating activities less purchases of property, plant and equipment. See schedule A for reconciliation of non-GAAP measure.

E.I. du Pont de Nemours and Company

WILMINGTON, Del., July 25, 2017 - DuPont (NYSE: DD), a science company that brings world-class, innovative products, materials, and services to the global marketplace, today announced second-quarter 2017 GAAP1 earnings from continuing operations of $0.97 per share and operating earnings2 of $1.38 per share. Prior year GAAP1 and operating earnings2 were $1.16 per share and $1.24 per share, respectively. Refer to Schedule B for details of significant items excluded from operating earnings per share.

For first-half 2017, DuPont delivered GAAP1 earnings from continuing operations of $2.50 per share and operating earnings2 of $3.02 per share. Prior-year GAAP1 and operating earnings2 per share were $2.55 and $2.50, respectively.

Second-quarter sales totaled $7.4 billion, up 5 percent versus prior year on a 6-percent benefit from volume partially offset by a 1-percent decline in local price. Volume grew in all reportable segments, led by Agriculture, Electronics & Communications and Protection Solutions. First-half sales of $15.2 billion increased 5 percent versus prior year on a 5-percent benefit from volume. Sales grew in most segments, led by Agriculture, Performance Materials and Electronics & Communications. Agriculture sales were positively impacted by the change in timing of seed deliveries, including the southern U.S. route-to-market change, which benefitted first-half sales by approximately $200 million, or about 1 percent.

“Our increased operating earnings per share and strong sales growth of 5 percent were driven by volume growth from our highly productive innovation pipeline,” said Ed Breen, chairman and CEO of DuPont. “We continue to see the results of the focus, efficiency and productivity our teams are delivering as we move toward the expected August closing of the merger with Dow. Our integration planning will enable us to begin implementation quickly, including launching the projects to achieve our $3 billion cost synergies target, and move toward standing up the strong, independent companies we intend to create.”

Global Consolidated Net Sales - 2nd Quarter

	Three Months Ended
	June 30, 2017		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
U.S. & Canada	$3,769	6	—	—	6	—
EMEA*	1,428	1	—	(2)	3	—
Asia Pacific	1,705	10	(1)	—	11	—
Latin America	522	(3)	(4)	2	(1)	—

Total Consolidated Net Sales	$7,424	5	(1)	—	6	—

* Europe, Middle East & Africa

Global Consolidated Net Sales - First Half

	Six Months Ended
	June 30, 2017		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
U.S. & Canada	$7,345	3	—	—	3	—
EMEA*	3,538	3	1	(3)	6	(1)
Asia Pacific	3,156	11	(1)	—	13	(1)
Latin America	1,128	6	1	7	(2)	—

Total Consolidated Net Sales	$15,167	5	—	—	5	—

* Europe, Middle East & Africa

Segment Net Sales - 2nd Quarter

	Three Months Ended
	June 30, 2017		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
Agriculture	$3,446	7	(1)	—	8	—
Electronics & Communications	546	11	(1)	(1)	13	—
Industrial Biosciences	395	11	3	(1)	9	—
Nutrition & Health	818	(2)	(1)	(1)	1	(1)
Performance Materials	1,381	3	2	(1)	2	—
Protection Solutions	801	2	(2)	(1)	5	—
Other	37
Consolidated Net Sales	$7,424	5	(1)	—	6	—

Segment Net Sales - First Half

	Six Months Ended
	June 30, 2017		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
Agriculture	$7,374	5	1	—	5	(1)
Electronics & Communications	1,056	12	(1)	(1)	14	—
Industrial Biosciences	763	8	2	(1)	7	—
Nutrition & Health	1,607	(2)	—	(1)	—	(1)
Performance Materials	2,749	6	1	(1)	6	—
Protection Solutions	1,548	2	(2)	(1)	5	—
Other	70
Consolidated Net Sales	$15,167	5	—	—	5	—

Operating Earnings - 2nd Quarter

			Change vs. 2016
(Dollars in millions)	2Q17	2Q16	$	%
Agriculture	$963	$865	$98	11%
Electronics & Communications	116	93	23	25%
Industrial Biosciences	76	62	14	23%
Nutrition & Health	135	130	5	4%
Performance Materials	329	325	4	1%
Protection Solutions	191	188	3	2%
Other	(53)	(50)	(3)	-6%
Total segment operating earnings (4)	1,757	1,613	144	9%

Exchange gains (losses) (5)	(140)	(15)	(125)	nm
Corporate expenses (4)	(51)	(83)	32	-39%
Interest expense	(99)	(93)	(6)	6%
Operating earnings before income taxes (2)	1,467	1,422	45	3%

Provision for income taxes on operating earnings (2) (4)	(251)	(325)	74
Less: Net loss attributable to noncontrolling interests	7	4	3
Operating earnings (2)	$1,209	$1,093	$116	11%

Operating earnings per share (2)	$1.38	$1.24	$0.14	11%
GAAP (1) earnings per share	$0.97	$1.16	$(0.19)	-16%

Operating Earnings - First Half

			Change vs. 2016
(Dollars in millions)	YTD 2017	YTD 2016	$	%
Agriculture	$2,199	$1,966	$233	12%
Electronics & Communications	205	152	53	35%
Industrial Biosciences	151	125	26	21%
Nutrition & Health	256	234	22	9%
Performance Materials	684	598	86	14%
Protection Solutions	368	364	4	1%
Other	(115)	(109)	(6)	-6%
Total segment operating earnings (4)	3,748	3,330	418	13%

Exchange gains (losses) (5)	(199)	(136)	(63)	nm
Corporate expenses (4)	(120)	(169)	49	-29%
Interest expense	(183)	(185)	2	-1%
Operating earnings before income taxes (2)	3,246	2,840	406	14%

Provision for income taxes on operating earnings (2) (4)	(589)	(628)	39
Less: Net loss attributable to noncontrolling interests	15	10	5
Operating earnings (2)	$2,642	$2,202	$440	20%

Operating earnings per share (2)	$3.02	$2.50	$0.52	21%
GAAP (1) earnings per share	$2.50	$2.55	$(0.05)	-2%

(4) See Schedules B and C for listing of significant items and their impact by segment.
(5) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments comparing the second quarter and first half with the prior year, unless otherwise noted.

Agriculture - Second-quarter 2017 operating earnings of $963 million increased $98 million, or 11 percent, on volume growth, partially offset by declines in local price and higher product costs. Volume growth was driven by increased insecticide and fungicide sales, a benefit from the southern U.S. route-to-market change and higher soybean sales in North America, driven by the increase in planted area. Reductions in local price reflected declines in crop protection and increased product costs mainly driven by higher soybean royalties. Operating margins expanded by about 105 basis points.
First-half operating earnings of $2,199 million increased $233 million, or 12 percent, on growth in volume and local price. Volume growth was driven by a benefit from the change in timing of seed deliveries including the southern U.S. route-to-market change, increased insecticide and fungicide sales, higher soybean sales in North America, and increased sunflower and corn seed sales in Europe. Volume growth was partially offset by the expected decline in corn volume related to reduced corn area in North America. Pricing growth was realized by double-digit increases in Brazil driven by the company’s newest corn hybrids and lower product cost within crop protection, partially offset by price declines in Latin America and Asia and higher soybean royalties. Operating margins expanded by about 175 basis points.
Electronics & Communications - Second-quarter 2017 operating earnings of $116 million increased $23 million, or 25 percent, as volume growth more than offset a decline in local price. Volume growth was due to increased demand in consumer electronics and semiconductor markets, as well as stronger photovoltaic sales. Operating margins expanded by about 240 basis points.
First-half operating earnings of $205 million increased $53 million, or 35 percent, on volume growth and the absence of a $16 million prior-year litigation expense, partially offset by lower local price. Operating earnings included a gain on the sale of a business offset by costs associated with a legal matter. Operating margins expanded by 335 basis points.
Industrial Biosciences - Second-quarter 2017 operating earnings of $76 million increased $14 million, or 23 percent, on volume growth and mix enrichment, partially offset by higher costs due to growth investments. Broad-based volume growth was driven by increased demand for biomaterials in apparel and carpeting, bioactives in the grain processing market, and CleanTech. Operating margins expanded by about 180 basis points.
First-half operating earnings of $151 million increased $26 million, or 21 percent, on volume growth and mix enrichment, partially offset by higher costs due to growth investments. Volume growth was driven by increased demand for biomaterials in apparel and carpeting and bioactives in the grain processing market. Operating margins expanded by about 210 basis points.
Nutrition & Health - Second-quarter 2017 operating earnings of $135 million increased $5 million, or 4 percent, on volume growth. Increased demand in probiotics was partially offset by declines in systems and texturants and protein solutions. Operating margins expanded by about 95 basis points.
First-half operating earnings of $256 million increased $22 million, or 9 percent, on plant productivity, mix enrichment and cost savings, partially offset by a $6 million negative impact from portfolio. Volume growth in probiotics was offset by declines in systems and texturants and protein solutions. Operating margins expanded by about 165 basis points.
Performance Materials - Second-quarter 2017 operating earnings of $329 million increased $4 million, or 1 percent, as volume growth, higher local price, and the absence of costs associated with a contractual claim were largely offset by higher raw material costs and the planned turnaround of the ethylene cracker. Increased demand for polymers in automotive markets and increased demand for high-performance parts in semiconductor and aerospace markets drove the higher volumes. Operating margins contracted by about 50 basis points.
First-half operating earnings of $684 million increased $86 million, or 14 percent, driven by volume growth, cost savings and the absence of costs associated with a contractual claim, partially offset by higher raw material costs and the planned turnaround of the ethylene cracker. Volume growth was driven by increased demand for polymers in automotive markets and high-performance parts in semiconductor and aerospace markets. Operating margins expanded by about 175 basis points.

Protection Solutions - Second-quarter 2017 operating earnings of $191 million increased $3 million, or 2 percent, as volume growth more than offset lower local price and product mix and higher costs due to growth investments. Volume growth reflected improved demand for Tyvek® protective material in medical packaging and protective apparel and Nomex® thermal-resistant fiber in oil and gas markets. Operating margins contracted by about 5 basis points.
First-half operating earnings of $368 million increased $4 million, or 1 percent, as volume growth was partially offset by lower local price and product mix as well as higher raw material costs. Volume growth was primarily driven by increased demand for Nomex® in oil and gas markets, Kevlar® high-strength materials, and Tyvek®. Operating margins contracted by about 25 basis points.

DuPont will hold a conference call and webcast on Tuesday, July 25, 2017, at 8:00 AM ET to discuss this news release. The webcast and additional presentation materials can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com. A replay of the conference call webcast will be available for 90 days by calling 1-630-652-3042, Passcode 9189324#.  For additional information see the investor center at http://www.dupont.com.

Use of Non-GAAP Measures
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (GAAP) and are considered non-GAAP measures. These measures include the company’s consolidated results and earnings per share on an operating earnings basis, which excludes significant items and non-operating pension and other post- employment benefit costs (operating earnings and operating EPS), total segment pre-tax operating earnings, operating costs and corporate expenses on an operating earnings basis. Management uses these measures internally for planning, forecasting and evaluating the performance of the company’s segments, including allocating resources and evaluating incentive compensation. From a liquidity perspective, management uses free cash flow, which is defined as cash provided by/used for operating activities less purchases of property, plant and equipment. Free cash flow is useful to investors and management to evaluate the company’s cash flow and financial performance, and is an integral financial measure used in the company’s financial planning process. Management believes that these non-GAAP measurements are meaningful to investors as they provide insight with respect to ongoing operating results of the company and provide a more useful comparison of year-over-year results. These non-GAAP measurements supplement our GAAP disclosures and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D. Details of significant items are provided in schedule B.

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:
On December 11, 2015, DuPont and The Dow Chemical Company (“Dow”) announced entry into an Agreement and Plan of Merger, as amended on March 31, 2017, and as may be amended from time to time in accordance with its terms, (the “Merger Agreement”) under which the companies will combine in an all-stock merger (the “Merger Transaction”), subject to satisfaction of closing conditions, including receipt of regulatory approval. Dow and DuPont have obtained conditional approval for the Merger Transaction from the antitrust regulatory authorities in the United States, Brazil, Canada and China, among others. The conditional approvals were granted based on the companies fulfilling their commitments to divest certain assets, among other conditions (the “Conditional Commitments”). In connection with the Conditional Commitments, DuPont entered into a definitive agreement (the “FMC Transaction Agreement”) with FMC Corporation (FMC). Under the FMC Transaction Agreement subject to the closing of the Merger Transaction in addition to customary closing conditions, including regulatory approval, FMC will acquire certain Crop Protection business and R&D assets from DuPont and DuPont has agreed to acquire certain assets relating to FMC’s Health and Nutrition segment (collectively, the “FMC Transactions”). The combined company will be DowDuPont Inc. DuPont and Dow intend, following consummation of the Merger Transaction, that DowDuPont Inc. will pursue, subject to the receipt of approval by the board of directors of DowDuPont, the separation of the combined company’s agriculture business, specialty products business, and materials science business through a series of tax-efficient transactions (collectively, the “Intended Business Separations”). For more information, please see DuPont’s latest annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, as well as the joint proxy/prospectus included in the DowDuPont Registration Statement on Form S-4 filed in connection with the Merger Transaction.

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, financial results and timing of, as well as expected benefits, including synergies, from the Merger Transaction and the Intended Business Separations, are forward-looking statements. These and other forward-looking statements, including the failure to consummate the Merger Transaction, the Intended Business Separations, the FMC Transactions or the Conditional Commitments, to make or take any filing or other action required to consummate such transactions in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the Merger Transaction, the Intended Business Separations, the FMC Transactions and the Conditional Commitments. These risks, as well as other risks associated with the Merger Transaction, the Intended Business Separations, the FMC Transactions and the Conditional Commitments, are or will be more fully discussed in (1) DuPont’s most recently filed Form 10-K, 10-Q and 8-K reports, (2) DuPont’s subsequently filed Form 10-K and 10-Q reports and (3) the joint proxy statement/prospectus included in the Registration Statement filed with the SEC about the Merger Transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, monetary loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. The company assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether because of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

# # #
7/25/17

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$7,424	$7,061	$15,167	$14,466
Cost of goods sold	4,192	3,990	8,563	8,232
Other operating charges (1)	176	143	380	328
Selling, general and administrative expenses (1)	1,348	1,211	2,608	2,339
Research and development expense	441	432	857	850
Other (loss) income, net (1)	(21)	51	285	423
Interest expense	99	93	183	185
Employee separation / asset related charges, net (1)	160	(90)	312	(13)

Income from continuing operations before income taxes	987	1,333	2,549	2,968
Provision for income taxes on continuing operations (1)	128	306	352	712
Income from continuing operations after income taxes	859	1,027	2,197	2,256
Income (loss) from discontinued operations after income taxes	10	(3)	(207)	—

Net income	869	1,024	1,990	2,256

Less: Net income attributable to noncontrolling interests	7	4	15	10

Net income attributable to DuPont	$862	$1,020	$1,975	$2,246

Basic earnings per share of common stock:
Basic earnings per share of common stock from continuing operations	$0.98	$1.17	$2.51	$2.56
Basic earnings (loss) per share of common stock from discontinued operations	0.01	—	(0.24)	—
Basic earnings per share of common stock (2)	$0.99	$1.16	$2.27	$2.56

Diluted earnings per share of common stock:
Diluted earnings per share of common stock from continuing operations	$0.97	$1.16	$2.50	$2.55
Diluted earnings (loss) per share of common stock from discontinued operations	0.01	—	(0.24)	—
Diluted earnings per share of common stock (2)	$0.99	$1.16	$2.26	$2.55

Dividends per share of common stock	$0.38	$0.38	$0.76	$0.76

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	868,481,000	875,013,000	867,496,000	874,269,000
Diluted	872,750,000	879,179,000	871,920,000	878,214,000

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Income from continuing operations after income taxes (GAAP)	$859	$1,027	(16)%	$2,197	$2,256	(3)%
Less: Significant items (charge) benefit included in income from continuing operations after income taxes (per Schedule B)	(290)	19		(326)	179
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(67)	(89)		(134)	(135)
Net income attributable to noncontrolling interest from continuing operations	7	4		15	10
Operating earnings (Non-GAAP) (3)	$1,209	$1,093	11%	$2,642	$2,202	20%

Earnings per share from continuing operations (GAAP)	$0.97	$1.16	(16)%	$2.50	$2.55	(2)%
Less: Significant items (charge) benefit included in EPS (per Schedule B)	(0.33)	0.02		(0.37)	0.20
Non-operating pension/OPEB costs included in EPS	(0.08)	(0.10)		(0.15)	(0.15)
Operating earnings per share (Non-GAAP) (3)	$1.38	$1.24	11%	$3.02	$2.50	21%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$3,254	$4,605
Marketable securities	2,974	1,362
Accounts and notes receivable, net	8,562	4,971
Inventories	4,856	5,673
Prepaid expenses	476	506
Total current assets	20,122	17,117
Property, plant and equipment, net of accumulated depreciation (June 30, 2017 - $15,294 December 31, 2016 - $14,736)	8,959	9,231
Goodwill	4,232	4,180
Other intangible assets	3,623	3,664
Investment in affiliates	698	649
Deferred income taxes	2,841	3,308
Other assets	2,731	1,815
Total	$43,206	$39,964

Liabilities and Equity
Current liabilities
Accounts payable	$2,756	$3,705
Short-term borrowings and capital lease obligations	3,473	429
Income taxes	153	101
Other accrued liabilities	4,060	4,662
Total current liabilities	10,442	8,897
Long-term borrowings and capital lease obligations	10,086	8,107
Other liabilities	9,718	12,333
Deferred income taxes	366	431
Total liabilities	30,612	29,768

Commitments and contingent liabilities

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at June 30, 2017 - 954,703,000; December 31, 2016 - 950,044,000	286	285
Additional paid-in capital	11,424	11,190
Reinvested earnings	16,233	14,924
Accumulated other comprehensive loss	(9,065)	(9,911)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2017 and December 31, 2016)	(6,727)	(6,727)
Total DuPont stockholders' equity	12,388	9,998
Noncontrolling interests	206	198
Total equity	12,594	10,196
Total	$43,206	$39,964

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Six Months Ended June 30,
	2017	2016
Total Company

Net income	$1,990	$2,256
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	462	473
Amortization of intangible assets	108	226
Net periodic pension benefit cost	219	320
Contributions to pension plans	(2,994)	(237)
Gain on sale of businesses and other assets	(202)	(385)
Asset-related charges	279	78
Other operating activities - net	279	300
Change in operating assets and liabilities - net	(4,196)	(4,491)
Cash used for operating activities	(4,055)	(1,460)
Investing activities
Purchases of property, plant and equipment	(524)	(507)
Investments in affiliates	(22)	(2)
Proceeds from sale of businesses and other assets - net	296	212
Net (increase) decrease in short-term financial instruments	(1,610)	174
Foreign currency exchange contract settlements	(29)	(280)
Other investing activities - net	(43)	(15)
Cash used for investing activities	(1,932)	(418)
Financing activities
Dividends paid to stockholders	(664)	(669)
Net increase in borrowings	5,041	1,632
Proceeds from exercise of stock options	203	70
Other financing activities - net	(49)	(39)
Cash provided by financing activities	4,531	994
Effect of exchange rate changes on cash	105	(5)
Decrease in cash and cash equivalents	(1,351)	(889)
Cash and cash equivalents at beginning of period	4,605	5,300
Cash and cash equivalents at end of period	$3,254	$4,411

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Six Months Ended June 30,
	2017	2016
Cash used for operating activities (GAAP)	$(4,055)	$(1,460)
Purchases of property, plant and equipment	(524)	(507)
Free cash flow (Non-GAAP)	$(4,579)	$(1,967)

(1) See Schedule B for detail of significant items.
(2) The sum of the individual earnings per share amounts from continuing operations and discontinued operations may not equal the total company earnings per share amounts due to rounding.
(3) Operating earnings and operating earnings per share are defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs. Non-operating pension/OPEB costs includes all of the components of net periodic benefit cost from continuing operations with the exception of the service cost component.

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax (6)		($ Per Share)
	2017	2016	2017	2016	2017	2016
1st Quarter
Transaction costs (1)	$(170)	$(24)	$(122)	$(21)	$(0.14)	$(0.02)
Restructuring charges, net (2)	(152)	(77)	(100)	(48)	(0.11)	(0.06)
Gain on sale of business / entity (3)	162	369	86	214	0.10	0.24
Income tax items (4)	47	—	100	—	0.11	—
Customer claims adjustment / recovery (5)	—	23	—	15	—	0.02
1st Quarter - Total	$(113)	$291	$(36)	$160	$(0.04)	$0.18

2nd Quarter
Transaction costs (1)	$(216)	$(76)	$(159)	$(59)	$(0.18)	$(0.07)
Restructuring charges, net (2)	(160)	90	(102)	59	(0.12)	0.07
Income tax items (4)	—	—	(29)	—	(0.03)	—
Customer claims adjustment / recovery (5)	—	30	—	19	—	0.02
2nd Quarter - Total	$(376)	$44	$(290)	$19	$(0.33)	$0.02

Year-to-date Total	$(489)	$335	$(326)	$179	$(0.37)	$0.20

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

(1)
Second quarter and first quarter 2017 included charges of $(216) and $(170), respectively, and second quarter and first quarter 2016 included charges of $(76) and $(24), respectively, recorded in selling, general and administrative expenses related to costs associated with the planned merger with The Dow Chemical Company and related activities. For second quarter and first quarter 2017, the effective tax rate for the total of pre-tax charges was 26.4% and 28.2%, respectively. For second quarter and first quarter 2016, the effective tax rate for the total of pre-tax charges was 22.4% and 12.5%, respectively. A significant portion of the transaction costs are in the US; however, those costs are not always tax-deductible.

(2)
Second quarter and first quarter 2017 included restructuring charges of $(160) and $(152), respectively, recorded in employee separation / asset related charges, net, primarily associated with actions to improve plant productivity.  Year-to-date charges included $(33) of severance and related benefit costs and $(279) of asset-related charges.   The asset-related charges mainly consists of accelerated depreciation associated with decision to close the company’s Protection Solutions Cooper River manufacturing site located near Charleston, South Carolina.

Second quarter 2016 included a $90 benefit recorded in employee separation / asset related charges, net associated with the 2016 Global Cost Savings and Restructuring Program. This benefit was primarily due to the reduction in severance and related benefit costs due to the elimination of positions at a lower cost than expected.

First quarter 2016 included a $(75) restructuring charge recorded in employee separation / asset related charges, net related to the decision not to re-start the Agriculture segment's insecticide manufacturing facility at the La Porte site located in La Porte, Texas. The charge included $(41) of asset-related charges, $(18) of contract termination costs, and $(16) of employee severance and related benefit costs.

First quarter 2016 included a $(2) charge in employee separation / asset related charges, net associated with the 2016 Global Cost Savings and Restructuring Program. This charge was primarily due to the identification of additional projects in certain segments, offset by a reduction in severance and related benefit costs due to workforce reductions achieved through non-severance programs.

(3)
First quarter 2017 included a gain of $162 recorded in other (loss) income, net associated with the sale of the company's global food safety diagnostic business, a part of the Nutrition & Health segment. The effective tax rate for the gain on sale was 46.9% due to unfavorable tax consequences of non-deductible goodwill.

First quarter 2016 included a gain of $369 recorded in other (loss) income, net associated with the sale of the DuPont (Shenzhen) Manufacturing Limited entity, which held certain buildings and other assets. The gain is reflected as a Corporate item.

(4)	Second quarter 2017 included a tax charge of $(29) related to the elimination of a tax benefit recorded in 2016 due to the second quarter 2017 principal U.S. pension plan contribution.

First quarter 2017 included a tax benefit of $53, as well as a $47 benefit on associated accrued interest reversals (recorded in other (loss) income, net), related to a reduction in the company’s unrecognized tax benefits due to the closure of various tax statutes of limitations.

(5)
The company recorded insurance recoveries of $30 in the second quarter 2016 in other operating charges for recovery of costs for customer claims related to the use of the Agriculture's segment Imprelis® herbicide.

First quarter 2016 included a benefit of $23, in other operating charges for reductions in the accrual for customer claims related to the use of the Imprelis® herbicide.

(6)
Unless specifically addressed in notes above, the income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended June 30,		Six Months Ended June 30,
SEGMENT NET SALES	2017	2016	2017	2016
Agriculture	$3,446	$3,218	$7,374	$7,004
Electronics & Communications	546	494	1,056	946
Industrial Biosciences	395	355	763	707
Nutrition & Health	818	835	1,607	1,636
Performance Materials	1,381	1,335	2,749	2,584
Protection Solutions	801	786	1,548	1,515
Other	37	38	70	74
Consolidated net sales	$7,424	$7,061	$15,167	$14,466

	Three Months Ended June 30,		Six Months Ended June 30,
SEGMENT OPERATING EARNINGS (1)	2017	2016	2017	2016
Agriculture	$963	$865	$2,199	$1,966
Electronics & Communications	116	93	205	152
Industrial Biosciences	76	62	151	125
Nutrition & Health	135	130	256	234
Performance Materials	329	325	684	598
Protection Solutions	191	188	368	364
Other	(53)	(50)	(115)	(109)
Total segment operating earnings	1,757	1,613	3,748	3,330
Corporate expenses	(51)	(83)	(120)	(169)
Interest expense	(99)	(93)	(183)	(185)
Operating earnings before income taxes and exchange losses	1,607	1,437	3,445	2,976
Exchange losses(2)	(140)	(15)	(199)	(136)
Operating earnings before income taxes (Non-GAAP)	$1,467	$1,422	$3,246	$2,840
Non-operating pension/OPEB costs	(104)	(133)	(208)	(207)
Total significant items before income taxes	(376)	44	(489)	335
Income from continuing operations before income taxes (GAAP)	$987	$1,333	$2,549	$2,968

	Three Months Ended June 30,		Six Months Ended June 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (3)	2017	2016	2017	2016
Agriculture	$—	$35	$—	$(38)
Electronics & Communications	(1)	8	(6)	15
Industrial Biosciences	—	3	(6)	4
Nutrition & Health	—	12	160	13
Performance Materials	(2)	9	(13)	5
Protection Solutions	(157)	7	(281)	10
Other	—	—	—	(3)
Total significant items by segment	(160)	74	(146)	6
Corporate expenses	(216)	(30)	(343)	329
Total significant items before income taxes	$(376)	$44	$(489)	$335

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)

Corporate Expenses
The reconciliation below reflects GAAP corporate expenses (income) excluding significant items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Corporate expenses (income) (GAAP)	$267	$113	$463	$(160)
Less: Significant items charge (benefit) (3)	216	30	343	(329)
Corporate expenses (Non-GAAP)	$51	$83	$120	$169

Net sales	7,424	7,061	15,167	14,466
Corporate expenses (income) (GAAP) - Percentage of net sales	3.6%	1.6%	3.1%	(1.1)%
Corporate expenses (Non-GAAP) - Percentage of net sales	0.7%	1.2%	0.8%	1.2%

(1) Segment operating earnings is defined as income from continuing operations before income taxes excluding significant pre-tax benefits (charges), non-operating pension/OPEB costs, exchange losses, corporate expenses and interest.

(2) See Schedule D for additional information on exchange gains and losses.
(3) See Schedule B for detail of significant items.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income from continuing operations after income taxes (GAAP)	$859	$1,027	$2,197	$2,256
Add: Provision for income taxes on continuing operations	128	306	352	712
Income from continuing operations before income taxes	$987	$1,333	$2,549	$2,968
Add: Significant items charge (benefit) before income taxes(1)	376	(44)	489	(335)
Add: Non-operating pension/OPEB costs	104	133	208	207
Operating earnings before income taxes (Non-GAAP)	$1,467	$1,422	$3,246	$2,840
Less: Net income attributable to noncontrolling interests from continuing operations	7	4	15	10
Add: Interest expense	99	93	183	185
Adjusted EBIT from operating earnings (Non-GAAP)	$1,559	$1,511	$3,414	$3,015
Add: Depreciation and amortization	289	339	570	699
Adjusted EBITDA from operating earnings (Non-GAAP)	$1,848	$1,850	$3,984	$3,714

Reconciliation of Operating Costs to Consolidated Income Statement Line Items
GAAP operating costs is defined as other operating charges, selling, general and administrative expenses, and research and development expense. The reconciliation below reflects operating costs excluding significant items and non-operating pension/OPEB costs.

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	As Reported (GAAP)	Less: Significant Items (1)	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items (1)	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$176	$—	$—	$176	$143	$(30)	$—	$173
Selling, general and administrative expenses	1,348	216	31	1,101	1,211	76	53	1,082
Research and development expense	441	—	16	425	432	—	20	412
Total	$1,965	$216	$47	$1,702	$1,786	$46	$73	$1,667

Net sales	$7,424			$7,424	$7,061			$7,061
Percentage of net sales	26.5%			22.9%	25.3%			23.6%

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	As Reported (GAAP)	Less: Significant Items (1)	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items (1)	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$380	$—	$—	$380	$328	$(53)	$—	$381
Selling, general and administrative expenses	2,608	386	62	2,160	2,339	100	83	2,156
Research and development expense	857	—	32	825	850	—	31	819
Total	$3,845	$386	$94	$3,365	$3,517	$47	$114	$3,356

Net sales	$15,167			$15,167	$14,466			$14,466
Percentage of net sales	25.4%			22.2%	24.3%			23.2%

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in other (loss) income, net and the related tax impact is recorded in provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Subsidiary Monetary Position Gain (Loss)
Pre-tax exchange (losses) gains	$(54)	$146	$(28)	$179
Local tax benefits (expenses)	94	(60)	130	(47)
Net after-tax impact from subsidiary exchange gains	$40	$86	$102	$132

Hedging Program Gain (Loss)
Pre-tax exchange losses	$(86)	$(161)	$(171)	$(315)
Tax benefits	31	58	61	113
Net after-tax impact from hedging program exchange losses	$(55)	$(103)	$(110)	$(202)

Total Exchange Gain (Loss)
Pre-tax exchange losses	$(140)	$(15)	$(199)	$(136)
Tax benefits (expenses)	125	(2)	191	66
Net after-tax exchange losses	$(15)	$(17)	$(8)	$(70)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income from continuing operations before income taxes (GAAP)	$987	$1,333	$2,549	$2,968
Add: Significant items - charge (benefit) (1)	376	(44)	489	(335)
Non-operating pension/OPEB costs	104	133	208	207
Less: Exchange losses	(140)	(15)	(199)	(136)
Income from continuing operations before income taxes, significant items, exchange losses, and non-operating pension/OPEB costs (Non-GAAP)	$1,607	$1,437	$3,445	$2,976

Provision for income taxes on continuing operations (GAAP)	$128	$306	$352	$712
Add: Tax benefits (expenses) on significant items	86	(25)	163	(156)
Tax benefits on non-operating pension/OPEB costs	37	44	74	72
Tax benefits (expenses) on exchange gains/losses	125	(2)	191	66
Provision for income taxes on continuing earnings, excluding exchange losses (Non-GAAP)	$376	$323	$780	$694

Effective income tax rate (GAAP)	13.0%	23.0%	13.8%	24.0%
Significant items and non-operating pension/OPEB costs effect	4.1%	(0.1)%	4.3%	(1.9)%
Tax rate, from continuing operations before significant items and non-operating pension/OPEB costs	17.1%	22.9%	18.1%	22.1%
Exchange gains (losses) effect	6.3%	(0.4)%	4.5%	1.2%
Base income tax rate from continuing operations (Non-GAAP)	23.4%	22.5%	22.6%	23.3%

(1) See Schedule B for detail of significant items.